As filed with the Securities and Exchange Commission on October 9, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GlobeImmune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1353925
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1450 Infinite Drive

Louisville, CO 80027

(Address of principal executive offices) (Zip code)

2002 Stock Option Plan

2014 Equity Incentive Plan

2014 Employee Stock Purchase Plan

(Full title of the plan)

Timothy C. Rodell, M.D.

Chief Executive Officer and President

GlobeImmune, Inc.

1450 Infinite Drive

Louisville, CO 80027

(303) 625-2700

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Brent D. Fassett

Francis R. Wheeler

Matthew P. Dubofsky

Cooley LLP

380 Interlocken Crescent, Suite 900

Broomfield, Colorado 80021

Tel: (720) 566-4000

Fax: (720) 566-4099

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share
— Outstanding under the 2002 Stock Option Plan (Options)	235,342 (2)	$8.14 (3)	$1,915,683.88	$222.60
— Reserved for future issuance under the 2014 Equity Incentive Plan	592,524 (4)	$8.09 (5)	$4,793,519.16	$557.01
— Reserved for future issuance under the 2014 Employee Stock Purchase Plan	201,163 (6)	$8.09 (5)	$1,627,408.67	$189.10
Total	1,029,029	N/A	$8,336,611.71	$968.71 (7)

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock (the “Common Stock”) that become issuable under the Registrant’s 2002 Stock Option Plan, 2014 Equity Incentive Plan or 2014 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Common Stock.
(2)	Represents shares of Common Stock reserved for issuance pursuant to outstanding stock option awards under the GlobeImmune, Inc. 2002 Stock Option Plan (the “2002 Plan”).
(3)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act on the basis of the weighted average exercise price of $8.14 per share (rounded up to the nearest cent).
(4)	Represents shares of Common Stock reserved for future issuance under the GlobeImmune, Inc. 2014 Equity Incentive Plan (the “2014 EIP”). The 2014 EIP share reserve will automatically increase on January 1 of each year, for a period of ten years, beginning on January 1, 2015 and continuing through and including January 1, 2024, by 4% of the total number of shares of Common Stock outstanding on the on December 31 of the preceding year, or a lesser number of shares determined by the Registrant’s Board of Directors.
(5)	$8.09, the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Capital Market on October 8, 2014, with respect to the shares to be registered pursuant to the Registrant’s 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan.
(6)	Represents shares of Common Stock reserved for future issuance under the GlobeImmune, Inc. 2014 Employee Stock Purchase Plan (the “Purchase Plan”). The Purchase Plan share reserve will increase automatically each year, for a period of ten years, beginning on January 1, 2015 and continuing through and including January 1, 2024, by the lesser of (i) 1% of the total number of shares of Common Stock outstanding on December 31 of the preceding year; (ii) 402,326 shares of Common Stock; or (iii) such lesser number as determined by the Registrant’s Board of Directors.
(7)	Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets the total Amount of Registration Fee due under this registration statement by the amount of the filing fee associated with the unsold securities from the Registrant’s registration statement on Form S-1, filed with the Commission on March 17, 2014 (SEC File No. 333-194606). The Registrant had registered securities for a maximum aggregate offering price of $43,509,375 on that registration statement. The Registrant sold an aggregate of $17,250,000 the common stock registered therein, leaving a balance of unsold securities with an aggregate offering price of $26,259,375; the associated filing fee of $3,382.21 for such unsold securities, calculated under Rule 457(o). $968.71 of such is hereby used to offset the current Amount of Registration Fee due.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by GlobeImmune, Inc. (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:

(a) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, as filed with the Commission on August 15, 2014 and as amended and filed with the Commission on September 5, 2014;

(b) The Registrant’s Current Reports on Form 8-K as filed with the Commission on July 9, 2014 and October 3, 2014;

(c) The Registrant’s prospectus filed with the Commission on July 2, 2014 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-194606), which contains audited financial statements for the Registrant as of December 31, 2013 and 2012 and for the three year period ended December 31, 2013; and

(d) The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A filed on May 28, 2014 (File No. 001-35642) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

The validity of the shares of Common Stock registered under this Registration Statement has been passed upon for the Registrant by Cooley LLP of Broomfield, Colorado. As of the date of this Registration Statement, GC&H Investments, LLC, an entity that includes current and former partners and associates of Cooley LLP, beneficially owns 2,337 shares of the Registrant’s outstanding common stock. Additionally, Cooley LLP beneficially holds 51,556 shares of the Registrant’s outstanding common stock and a warrant exercisable for 12,373 shares of the Registrant’s common stock at an exercise price of $10.00 per share.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers under certain circumstances and subject to certain limitations. The terms of Section 145 of the Delaware General Corporation Law are sufficiently broad to permit indemnification under certain circumstances for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The Registrant’s amended and restated certificate of incorporation contains provisions that eliminate the liability of its directors for monetary damages to the fullest extent under applicable law.

The Registrant’s amended and restated bylaws provide that:

•	the Registrant is required to indemnify its directors and executive officers to the extent not prohibited by law, subject to certain limited exceptions;

•	the Registrant may indemnify its other officers, employees and agents to the extent not prohibited by law;

•	the Registrant is required to advance expenses, as incurred, to its directors and executive officers in connection with a legal proceeding to the fullest extent permitted by law, subject to certain limited exceptions; and

•	the rights conferred in the amended and restated bylaws are not exclusive.

In addition, the Registrant has entered, and intends to continue to enter, into indemnification agreements with each of its current directors and officers. These agreements provide for the indemnification of directors and officers for all expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of the Registrant.

The Registrant currently carries liability insurance for its directors and officers for securities matters.

The indemnification provisions in the Registrant’s amended and restated certificate of incorporation and amended and restated bylaws and the indemnification agreements entered into or to be entered into between the Registrant and each of its directors and officers is sufficiently broad to permit indemnification of the Registrant’s directors and executive officers for liabilities arising under the Securities Act.

See also the undertakings set out in response to Item 9 hereof.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8.	EXHIBITS

The following exhibits are filed herewith:

Exhibit Number	Description

3.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.

3.2 (2)	Amended and Restated Bylaws of the Registrant, as currently in effect.

4.1 (3)	Form of Registrant’s Common Stock Certificate.

5.1	Opinion of Cooley LLP.

Exhibit Number	Description

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	2002 Stock Incentive Plan

99.2 (5)	2014 Equity Incentive Plan

99.3 (6)	2014 Employee Stock Purchase Plan

(1)	Previously filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 9, 2014, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.5 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-194606), filed with the Securities and Exchange Commission on March 17, 2014, and incorporated herein by reference.
(3)	Previously filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-194606), filed with the Securities and Exchange Commission on March 17, 2014, and incorporated herein by reference.
(4)	Previously filed as Exhibit 10.1 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-194606), filed with the Securities and Exchange Commission on March 17, 2014, and incorporated herein by reference.
(5)	Previously filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-194606), filed with the Securities and Exchange Commission on March 17, 2014, and incorporated herein by reference.
(6)	Previously filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-194606), filed with the Securities and Exchange Commission on March 17, 2014, and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS

1. The undersigned Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, State of Colorado, on October 9, 2014.

GLOBEIMMUNE, INC.

By:	/s/ Timothy C. Rodell
Timothy C. Rodell, M.D. Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy C. Rodell and C. Jeffrey Dekker, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy C. Rodell Timothy C. Rodell, M.D.	Chief Executive Officer, President and Director (Principal Executive Officer)	October 9, 2014

/s/ C. Jeffrey Dekker C. Jeffrey Dekker	Vice President, Finance and Treasurer (Principal Financial and Accounting Officer)	October 9, 2014

/s/ J. William Freytag J. William Freytag, Ph.D.	Chairman of the Board of Directors and Director	October 9, 2014

/s/ Augustine J. Lawlor Augustine J. Lawlor	Director	October 9, 2014

/s/ Dan J. Mitchell Dan J. Mitchell	Director	October 9, 2014

/s/ S. Edward Torres S. Edward Torres	Director	October 9, 2014

EXHIBIT INDEX

Exhibit Number	Description

3.1 (1)	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.

3.2 (2)	Amended and Restated Bylaws of the Registrant, as currently in effect.

4.1 (3)	Form of Registrant’s Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of KPMG LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (4)	2002 Stock Incentive Plan

99.2 (5)	2014 Equity Incentive Plan

99.3 (6)	2014 Employee Stock Purchase Plan

(1)	Previously filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 9, 2014, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.5 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-194606), filed with the Securities and Exchange Commission on March 17, 2014, and incorporated herein by reference.
(3)	Previously filed as Exhibit 4.1 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-194606), filed with the Securities and Exchange Commission on March 17, 2014, and incorporated herein by reference.
(4)	Previously filed as Exhibit 10.1 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-194606), filed with the Securities and Exchange Commission on March 17, 2014, and incorporated herein by reference.
(5)	Previously filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-194606), filed with the Securities and Exchange Commission on March 17, 2014, and incorporated herein by reference.
(6)	Previously filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-194606), filed with the Securities and Exchange Commission on March 17, 2014, and incorporated herein by reference.